For Immediate Release

Ferro Announces Additional Manufacturing Restructuring and Expense Reductions Initiatives

CLEVELAND, Ohio – June 20, 2008 – Ferro Corporation (NYSE: FOE) announced today that it is taking additional actions to rationalize manufacturing and reduce expenses worldwide.

Brazil Manufacturing Restructuring

The Company announced it will discontinue manufacturing tile frits and tile color products at its facilities in Americana, Brazil by the end of June 2008. Color products required by Brazilian customers after this time will be provided by Ferro facilities in Mexico and Spain.

“We believe these changes will allow us to reduce our operating costs and compete more effectively in the important north Brazil market,” said John Kelly, Latin American Business Manager, Inorganic Specialties Group. “We will continue to provide the high-quality color products and technical service that tile manufacturers need to be successful and will work closely with our customers to ensure a smooth transition through these changes.”

Ferro will continue to produce porcelain enamel frit and glass color and glaze products at the Americana site.

The Company said that discontinuing tile color materials production will reduce employment at the Brazilian location by approximately 73 positions, and annual savings are expected to be approximately $2.0 million to $2.5 million.

The Company expects to record a pre-tax charge related to the actions in Brazil during the second quarter, ended June 30, 2008, of approximately $1.4 million, including approximately $0.9 million in severance costs and $0.5 in asset impairment charges. The charges are expected to reduce diluted earnings per share for the second quarter by approximately 2 cents.

Additional Worldwide Expense Reduction Initiatives

The Company also announced that it would take additional actions in its Inorganic Specialties business as a part of its continuing initiatives to reduce expenses. As a result of these actions, the Company expects to reduce employment by approximately 13 positions, primarily in Europe and Asia, and to record a pre-tax charge of approximately $2.2 million related to severance costs in the quarter ended June 30, 2008. This charge is expected to reduce diluted earnings per share in the quarter ending June 30, 2008, by approximately 3 cents. Annual savings resulting from the additional worldwide expense reduction initiatives is expected to be approximately $1.4 million.

About Ferro Corporation

Ferro Corporation (http://www.ferro.com) is a leading global supplier of technology-based performance materials for manufacturers. Ferro materials enhance the performance of products in a variety of end markets, including electronics, solar energy, telecommunications, pharmaceuticals, building and renovation, appliances, automotive, household furnishings, and industrial products.

Headquartered in Cleveland, Ohio, the Company has approximately 6,300 employees globally and reported 2007 sales of $2.2 billion.

Cautionary Note on Forward-Looking Statements

Certain statements in this Ferro press release may constitute “forward-looking statements” within the meaning of Federal securities laws. These statements are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and often beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include the following:

•	We depend on reliable sources of raw materials, including energy, petroleum-based materials, and other supplies, at a reasonable cost, but availability of such materials and supplies could be interrupted and/or the prices charged for them could escalate.

•	The markets in which we participate are highly competitive and subject to intense price competition.

•	We are striving to improve operating margins through sales growth, price increases, productivity gains, and improved purchasing techniques, and restructuring activities, but we may not be successful in achieving the desired improvements.

•	Our products are sold into industries where demand is unpredictable, cyclical or heavily influenced by consumer spending.

•	The global scope of our operations exposes us to risks related to currency conversion rates and changing economic, social and political conditions around the world.

•	We have a growing presence in the Asia-Pacific region where it can be difficult for a U.S.-based company to compete lawfully with local competitors.

•	Regulatory authorities in the U.S., European Union and elsewhere are taking a much more aggressive approach to regulating hazardous materials and those regulations could affect our sales and operating profits.

•	Our operations are subject to operating hazards and, as a result, to stringent environmental, health and safety regulations and compliance with those regulations could require us to make significant investments.

•	We depend on external financial resources and any interruption in access to capital markets or borrowings could adversely affect our financial condition.

•	Interest rates on some of our external borrowings are variable, and our borrowing costs could be affected adversely by interest rate increases.

•	Many of our assets are encumbered by liens that have been granted to lenders, and those liens affect our flexibility in making timely dispositions of property and businesses.

•	We are subject to a number of restrictive covenants in our credit facilities, and those covenants could affect our flexibility in funding strategic initiatives.

•	We have significant deferred tax assets, and our ability to utilize these assets will depend on our future performance.

•	We are a defendant in several lawsuits that could have an adverse effect on our financial condition and/or financial performance, unless they are successfully resolved.

•	Our businesses depend on a continuous stream of new products, and failure to introduce new products could affect our sales and profitability.

•	We are subject to stringent labor and employment laws in certain jurisdictions in which we operate and party to various collective bargaining arrangements, and our relationship with our employees could deteriorate, which could adversely impact our operations.

•	Employee benefit costs, especially post-retirement costs, constitute a significant element of our annual expenses, and funding these costs could adversely affect our financial condition.

•	Our restructuring initiatives may not provide sufficient cost savings to justify their expense.

•	We are exposed to intangible asset risk.

•	We have in the past identified material weaknesses in our internal controls, and the identification of any material weaknesses in the future could affect our ability to ensure timely and reliable financial reports.

•	We are exposed to risks associated with acts of God, terrorists and others, as well as fires, explosions, wars, riots, accidents, embargoes, natural disasters, strikes and other work stoppages, quarantines and other governmental actions, and other events or circumstances that are beyond our control.

Additional information regarding these risk factors can be found in the Company’s Annual Report on Form 10-K for the period ended December 31, 2007 and other filings with the SEC.

The risks and uncertainties identified above are not the only risks the Company faces. Additional risks and uncertainties not presently known to the Company or that it currently believes to be immaterial also may adversely affect the Company. Should any known or unknown risks and uncertainties develop into actual events, these developments could have material adverse effects on the Company’s business, financial condition and results of operations.

This release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

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INVESTOR CONTACT:
David Longfellow
Director, Investor Relations, Ferro Corporation
Phone: 216-875-7155
E-mail: longfellowd@ferro.com

MEDIA CONTACT:
Mary Abood
Director, Corporate Communications, Ferro Corporation
Phone: 216-875-6202
E-mail: aboodm@ferro.com